UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2020

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run

Newtown, PA 18940

(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Common Stock Warrants	ONTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2020, Onconova Therapeutics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

Proposal 1. To elect the eight nominees named in the Company’s proxy statement to serve for one-year terms as directors of the Company, with such terms expiring as of the Company’s 2021 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Steven M. Fruchtman	34,372,553	7,655,834	63,046,927
Jerome E. Groopman	35,358,898	6,669,489	63,046,927
Michael B. Hoffman	36,390,556	5,637,831	63,046,927
James J. Marino	35,456,525	6,571,862	63,046,927
Viren Mehta	35,561,850	6,466,537	63,046,927
E. Premkumar Reddy	36,275,353	5,753,034	63,046,927
Terri Shoemaker	35,991,681	6,036,706	63,046,927
Jack E. Stover	34,946,218	7,082,169	63,046,927

Proposal 3. To consider and vote upon an amendment and restatement of the 2018 Omnibus Incentive Compensation Plan, as amended and restated, to increase the number of shares available under the plan and to make certain other changes. The proposal was not approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
18,491,944	18,531,672	5,004,771	63,046,927

The final vote result for Proposal 3 differs from the preliminary vote result for Proposal 3 announced at the Annual Meeting because certain votes were cast but not tabulated at the closing of the polls for Proposal 3.

Proposal 4. To approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
19,494,712	18,719,553	3,814,122	63,046,927

Proposal 5. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
89,588,775	9,298,258	6,188,281	None

Proposal 6. To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the reverse stock split. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
54,922,674	45,499,776	4,652,864	None

With regard to Proposal 4, the Company’s Compensation Committee of the Board of Directors takes note of the results of the advisory “say-on-pay” proposal and expects to consider these results and feedback from stockholder engagement among the factors considered in connection with continuing to discharge its responsibilities in setting the compensation of the Company’s named executive officers.

Item 8.01 Other Events.

With respect to Proposal 2 to consider and vote upon an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split”, by a ratio of not less than one-for-five and not more than one-for-twenty-five, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion, in accordance with Proposal 6 which was approved by the stockholders, the Annual Meeting was adjourned to June 26, 2020, at 10:30 a.m. Eastern Daylight Time.

The adjourned Annual Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/ONTX2020. This will enable the Company’s stockholders of record as of the record date, which was March 30, 2020, additional time to consider and vote on Proposal 2, and enable the Company’s proxy solicitor, MacKenzie Partners, Inc., more time to assist the Company with the solicitation of stockholder votes on Proposal 2.

At the adjourned Annual Meeting on June 26, 2020, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the definitive proxy statement the Company filed with the Securities and Exchange Commission on April 23, 2020 and mailed to the stockholders. Valid proxies submitted prior to the reconvened Annual Meeting will continue to be valid for the upcoming reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Annual Meeting.

The Company's Board of Directors expects to communicate with stockholders in the near future in connection with the adjourned Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2020	Onconova Therapeutics, Inc.

	By:	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Financial Officer